UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)                  September 23, 2024

SELECTIVE INSURANCE GROUP, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-33067	22-2168890
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Wantage Avenue, Branchville, New Jersey	07890
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code   (973) 948-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $2 per share	SIGI	The Nasdaq Stock Market LLC
Depositary Shares, each representing a 1/1,000th interest in a share of 4.60% Non-Cumulative Preferred Stock, Series B, without par value	SIGIP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 23, 2024, Selective Insurance Group, Inc. (the “Company”) announced the appointment of Patrick S. Brennan to serve as the Company’s Executive Vice President and Chief Financial Officer (the “Appointment”), with such Appointment to be effective as of October 1, 2024 (the “Effective Date”). In connection with the Appointment, as of the Effective Date, Anthony D. Harnett will cease to serve as the Company’s Interim Chief Financial Officer and will continue to serve as the Company’s Senior Vice President and Chief Accounting Officer.

From 2006 to the Appointment, Mr. Brennan, 49, served in various roles at The Progressive Corporation (“Progressive”), including as Treasurer (2016 to the Appointment), Commercial Lines Product Manager (2010 to 2015), and Senior Manager of Investor Relations (2006 to 2010). Prior to joining Progressive, Mr. Brennan was employed by IBM Corporation, where he served in its Treasury department, performing roles focused on funding strategy, foreign exchange strategy, and operations. Mr. Brennan earned both his Bachelor of Science and his Master of Business Administration degrees from the University of Notre Dame.

There are no arrangements or understandings between Mr. Brennan and any other person pursuant to which he was appointed as the Company’s Chief Financial Officer, and there are no family relationships between Mr. Brennan and any director or executive officer of the Company. There are no transactions involving Mr. Brennan that would be required to be reported under Item 404(a) of Regulation S-K.

In connection with the Appointment, on September 23, 2024, the Company entered into an employment agreement with Mr. Brennan (the “Employment Agreement”), pursuant to which Mr. Brennan will be entitled to the following compensation:

•	An annual base salary of $650,000;

•	Annual participation in the Company’s Annual Cash Incentive Program (“ACIP”), pursuant to which Mr. Brennan (i) will receive, in part as a make-whole payment for compensation foregone from his prior employer, a guaranteed payment of $500,000 for the 2024 performance year (provided that Mr. Brennan remains employed with the Company on the payment date) and (ii) eligibility for future ACIP awards equal to 0% to 250% of his annual base salary based on the Company’s achievement of predetermined annual performance measures and Mr. Brennan’s individual performance for the 2025 performance year and the performance years thereafter;

•	A make-whole and retention cash bonus of $464,000, $232,000 of which will be paid on the first regular bi-weekly payroll date after the Effective Date, with the remaining $232,000 to be paid on the first regular payroll date after the first anniversary of the Effective Date (provided that Mr. Brennan remains employed with the Company on such date);

•	Beginning in 2025, annual participation in the Company’s Long-Term Incentive Plan (“LTIP”) administered under the Selective Insurance Group, Inc. 2024 Omnibus Stock Plan and the Selective Insurance Group, Inc. Cash Incentive Plan, pursuant to which Mr. Brennan’s 2025 LTIP award will have a grant date fair value of $1,200,000; and

•	A make-whole grant of time-based restricted stock units (“RSUs”) having a grant date fair value of $1,100,000, which RSUs shall vest on the third anniversary of the grant date (provided that Mr. Brennan remains employed with the Company on such date).

In addition to the foregoing, pursuant to the Employment Agreement, Mr. Brennan will be eligible for relocation assistance in accordance with the Company’s corporate relocation assistance program and will be entitled to participate in the Company’s healthcare plans and receive other benefits generally available to similarly situated employees, including, without limitation, paid-time-off, life insurance, and eligibility to participate in the Company’s 401(k) plan, deferred compensation plan, short- and long-term disability plans, and the Company’s employee stock purchase plan.

Pursuant to the Employment Agreement, Mr. Brennan will be entitled to the following severance and change-in-control benefits (the “Severance Benefits”):

•	In the event that Mr. Brennan’s employment is terminated by the Company for “Cause” or by Mr. Brennan other than for “Good Reason” (each as defined in the Employment Agreement), Mr. Brennan will only be entitled to salary and benefits accrued through his termination date.

•	If Mr. Brennan’s employment is terminated by the Company without Cause, by Mr. Brennan for Good Reason, or as a result of the Company relocating Mr. Brennan’s office by greater than 50 miles (without Mr. Brennan’s consent), then Mr. Brennan will be entitled to: (i) twelve monthly cash payments that in the aggregate equal to 1.5 times the sum of (x) his annual base salary and (y) the average of his three most recent ACIP payouts (the “Severance Payments”); (ii) accelerated vesting and possible extended exercise period, as applicable, for any previously granted stock options, stock appreciation rights, cash incentive units, restricted stock, restricted stock units, and stock bonuses (the “Equity Acceleration Benefits”); and (iii) partial reimbursement for cost of medical, dental, and vision insurance coverage in effect for Mr. Brennan and his dependents until the earlier of (x) eighteen months following his termination or (y) his commencement of equivalent benefits from a new employer (the “Insurance Coverage Benefits”).

•	In the event that Mr. Brennan’s employment is terminated by reason of his death or “Disability” (as defined in the Employment Agreement), he (or his estate) will be entitled to: (i) the Severance Payments, less any life or disability insurance payments made pursuant to policies for which the Company paid premiums and (ii) the Equity Acceleration Benefits.

•	If Mr. Brennan’s employment is terminated within two years following a Change in Control (as defined in the Employment Agreement), then he will be entitled to: (i) a lump sum payment equal to 1.5 times the greater of (x) his annual base salary plus target ACIP payout and (y) his annual base salary plus the average of his three most recent ACIP payouts; (ii) the Equity Acceleration Benefits, provided that the initial number of any cash incentive units shall be multiplied by 150%; and (iii) the Insurance Coverage Benefits

Mr. Brennan’s receipt of any of the foregoing Severance Benefits is subject to his (i) entry into a release of claims in favor of the Company, (ii) his assignment of intellectual property rights to the Company, as applicable, and (iii) adherence to certain customary restrictive covenants, including the non-disclosure of Company confidentiality or proprietary information and the non-solicitation of Company employees for a period of two years from the termination of the Employment Agreement.

The Employment Agreement has an initial term of three years and then automatically renews for additional one-year periods unless terminated by the Company or Mr. Brennan with written notice.

The foregoing description of the Employment Agreement is a summary and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is included as Exhibit 10.1 attached hereto and incorporated herein by reference. A copy of the Company’s press release announcing the Appointment is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)        Exhibits

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement, by and between Selective Insurance Group, Inc. and Patrick Brennan, dated September 23, 2024
99.1	Press Release of Selective Insurance Group, Inc. dated September 23, 2024
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTIVE INSURANCE GROUP, INC.

Date: September 23, 2024	By:	/s/ Michael H. Lanza
Michael H. Lanza
Executive Vice President and General Counsel